Exhibit 5
                                                                       and 23(A)

                   LETTERHEAD OF REED SMITH SHAW & MCCLAY LLP

(215) 851-8100
                                                     March 28, 2000

Penn-America Group, Inc.
420 S. York Road
Hatboro, PA 19040

     Re:  Penn-America Group, Inc.
          Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Penn-America Group, Inc., a Pennsylvania corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission on the date hereof pursuant to the Securities Act of 1933, as amended (the "Act"), for the registration of 175,000 shares of the Company's Common Stock (the "Shares").

     In connection with our opinion, we have reviewed and relied upon the Registration Statement; the Prospectus included in the Registration Statement; the Articles of Incorporation and the Bylaws of the Company; certified copies of resolutions of the board of directors of the Company authorizing the issuance of the Shares, and the filing of, and the transactions described in, the Registration Statement; and such other records, documents, instruments and certificates of public officials and of the Company as we have deemed necessary for the purposes of rendering the opinion herein set forth. In making such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

     Based upon and subject to the foregoing, and subject to the qualifications set forth herein, we are of the opinion that the Shares have been duly authorized and, after being duly issued and sold in accordance with the terms set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

     Our opinions expressed herein are limited to the laws of the Commonwealth of Pennsylvania and the federal laws of the United States.

     We hereby consent to the use of this opinion for filing with the Registration Statement as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Registration Statement.

                                                Very truly yours,

                                                /s/ REED SMITH SHAW & McCLAY LLP
MBP/SCR/CEE